UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2008

______________

DRI Corporation

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-28539	56-1362926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5949 Sherry Lane, Suite 1050, Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)
Registrant's Telephone Number, Including Area Code	(214) 378-8992

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Restatement for Quarters Ended June 30, 2007 and September 30, 2007

On March 25, 2008, the Company and the Audit Committee of the Board of Directors of the Company concluded that restatement of its previously issued unaudited interim consolidated financial statements appearing in its Forms 10-Q for the quarters ended June 30, 2007 and September 30, 2007 was necessary and therefore such financial statements should no longer be relied upon. The Company identified errors originating in those quarters and in periods prior to fiscal 2007. The prior fiscal period errors individually and in the aggregate are not material to the financial statements for previously issued annual financial statements prior to 2007 or for previously issued interim financial statements prior to the second quarter of 2007. Included in the restated results for 2007 is an aggregate out of period adjustment related to the impact of prior period errors on the current period of approximately $202,000, which is immaterial.

The misstatements originated from the following errors:

Warranty reserves. The Company determined it had used inaccurate warranty claim data in estimating its warranty reserves related to domestic sales in 2006 and 2007. Additionally, the Company determined that a warranty reserve related to 2006 and 2007 sales by its Brazilian subsidiary should have been recorded in those years. In the second quarter of 2007, the Company recorded an increase to cost of sales and an increase to accrued expenses of $233,000 to correctly state the warranty reserve balance at June 30, 2007, with an offset of $36,000 to record minority interest in the portion related to sales by the Brazilian subsidiary. In the third quarter of 2007, the Company recorded a decrease to cost of sales and a decrease to accrued expenses of $47,000 to correctly state the warranty reserve balance at September 30, 2007, with an offset of $7,000 to record minority interest in the portion related to sales by the Brazilian subsidiary.

Capitalized labor and overhead in inventory. The Company determined it had not properly capitalized direct production labor and overhead costs in inventory in 2006 and 2007. In the second quarter of 2007, the Company recorded a decrease to cost of sales and an increase to inventory of $143,000 to correctly state the inventory balance at June 30, 2007. In the third quarter of 2007, an adjustment of less than $1,000 to decrease cost of sales and increase inventory was recorded to correctly state the inventory balance at September 30, 2007.

Allowance for doubtful accounts. The Company determined an allowance for doubtful accounts had not been properly established for a customer account in Brazil which is unlikely to be collected. In the second quarter of 2007, the Company recorded an increase to bad debt expense and increase to the allowance for doubtful accounts of $32,000 to correctly state net accounts receivable at June 30, 2007. An offset of $16,000 was recorded to minority interest.

Intercompany profits in inventory. The Company determined intercompany profits on sales of product from Mobitec AB to Mobitec Pty and Mobitec GmbH had not been properly eliminated from ending inventory in 2006 and 2007. In the second quarter of 2007, the Company recorded an increase to cost of sales and a decrease in inventory of $368,000 to correctly state the inventory balance at June 30, 2007. As a result of this adjustment, the Company recorded a reduction in the deferred tax liability and decrease in deferred tax expense of $97,000 in the second quarter of 2007. In the third quarter of 2007, the Company recorded a decrease to cost of sales and an increase in inventory of $85,000 to correctly state the inventory balance at September 30, 2007. As a result of this adjustment, the Company recorded an increase in the deferred tax liability and increase in deferred tax expense of $25,000 in the third quarter of 2007.

Liability for uncertain tax positions. The Company determined a liability for uncertain tax positions should have been recorded as of June 30, 2007 and September 30, 2007. In the second quarter of 2007, the Company recorded an increase to deferred tax expense and increase to the liability for uncertain tax positions of $50,000. In the third quarter of 2007, the Company recorded an increase to deferred tax expense and increase to the liability for uncertain tax positions of $37,000.

We will present our restated unaudited consolidated financial statements for the quarters ended June 30, 2007 and September 30, 2007 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. The Company does not intend to file amended Quarterly Reports on Form 10-Q at this time.

Identification of Material Weakness

In connection with our identification of these errors, the following material weakness was identified in our internal control over financial reporting as of December 31, 2007, and for the quarterly periods ended June 30, 2007 and September 30, 2007. The Company did not maintain effective controls over the accuracy and valuation of inventory. Specifically, effective controls were not in place to: (1) ensure direct production labor and overhead costs were properly capitalized in inventory, (2) ensure an accurate and complete physical inventory was achieved and that the Company’s inventory records were appropriately updated for the results of the annual physical inventory, and (3) ensure intercompany profits in ending inventories are properly eliminated. These control deficiencies could result in a misstatement of inventory and cost of sales that would result in a material misstatement of the annual or interim consolidated financial statements that would not be prevented or detected.

Remediation of Material Weakness

Management has determined that, as of the date of this filing, the control deficiencies in our internal control over financial reporting with respect to capitalizing direct production labor and overhead in inventory and eliminating intercompany profits in ending inventories has been remediated. Management's remediation efforts include preparing a more detailed analysis of direct labor and overhead costs incurred in production and the amount of such costs to be capitalized in our inventories as well as a thorough analysis of our subsidiaries’ inventories that consist of product received through intercompany transactions. Additionally, we have updated our procedures to include a review and approval of these analyses by management with the proper skill and experience levels necessary to ensure inventory is properly recorded in accordance with generally accepted accounting principles. The Company expects to conduct its next annual physical inventory on or about January 2, 2009. A greater level of management oversight will be instituted to ensure established procedures for conducting inventory counts and recording the results of those counts are performed.

The Audit Committee has discussed the matters disclosed in this filing with its independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRI CORPORATION

Date:	March 31, 2008	By:	/s/ STEPHEN P. SLAY
Stephen P. Slay
Vice President, Chief Financial Officer, Secretary, and Treasurer